                                                                    EXHIBIT 11.1
                                                                    ------------

Synbiotics Corporation

Computation of Earnings (Loss) Per Share
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
                                                   Three Months Ended         Nine Months Ended
                                                      September 30,             September 30,
                                                 -----------------------   -----------------------
                                                    1997         1996         1997         1996
                                                 ----------   ----------   ----------   ----------
Primary Earnings (Loss) Per Share:

Net income (loss) per statement of operations    $ (120,000)  $ (395,000)  $  725,000   $2,773,000
                                                 ==========   ==========   ==========   ==========

Weighted average number of shares outstanding     7,790,000    6,000,000    7,759,000    6,013,000
                                                 ==========   ==========   ==========   ==========

Primary earnings (loss) per share                $     (.02)  $     (.07)  $      .09   $      .46
                                                 ==========   ==========   ==========   ==========

Fully Diluted Earnings (Loss) Per Share:/(1)/

Net income (loss) per statement of operations    $ (120,000)  $ (395,000)  $  725,000   $2,773,000
                                                 ==========   ==========   ==========   ==========

Reconciliation of weighted average number of shares per primary computation above, to amount used for fully diluted computation:

Weighted average number of shares outstanding,
 per primary computation                          7,790,000    6,000,000    7,759,000    6,013,000

Add-effect of outstanding options (as
 determined by the application of the
 treasury method)                                   255,000      153,000       10,000       26,000
                                                 ----------   ----------   ----------   ----------

Weighted average number of shares, as adjusted    8,045,000    6,153,000    7,769,000    6,039,000
                                                 ==========   ==========   ==========   ==========

Fully diluted earnings (loss) per share          $     (.02)  $     (.06)  $      .09   $      .46
                                                 ==========   ==========   ==========   ==========
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/(1)/ This computation is submitted, for the three months ended September 30,
      1997 and 1996, in accordance with Regulation S-B Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

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